                                                                EXHIBIT 3.2


                          CERTIFICATE OF INCORPORATION

                                       OF

                         IMMERSION CORPORATION DELAWARE

        FIRST: The name of this corporation is Immersion Corporation Delaware (hereinafter sometimes referred to as the "Corporation").

        SECOND: The address of the registered office of the Corporation in the State of Delaware is Incorporating Services, Ltd., 15 East North Street, in the City of Dover, County of Kent. The name of the registered agent at that address is Incorporating Services, Ltd.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

        FOURTH: The Corporation is authorized to issue a total of 25,000,000 shares of stock in two classes designated respectively "Preferred Stock" and "Common Stock." The total number of shares of all series of Preferred Stock that the Corporation shall have the authority to issue is 5,000,000 and the total number of shares of Common Stock that the Corporation shall have the authority to issue is 20,000,000. All of the authorized shares shall have a par value of $0.001.

        FIFTH:  The name and mailing address of the incorporator is:

                             Andrea Charvet
                             c/o Gray Cary Ware & Freidenrich LLP
                             139 Townsend Street, Suite 400
                             San Francisco, CA 94107-1922

        SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by Statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

        SEVENTH: The Board of Directors is authorized to make, adopt, amend, alter or repeal the Bylaws of the Corporation. The stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws of the Corporation.

        EIGHTH: This Corporation reserves the right to amend or repeal any of the provisions contained in this Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this Corporation are granted subject to this reservation.

        NINTH: To the fullest extent permitted by the Delaware General Corporation Law, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

        I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand this 26th day of August, 1999.


                                        /s/ ANDREA CHARVET
                                       ---------------------------------------
                                       Andrea Charvet

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         IMMERSION CORPORATION DELAWARE

        (Pursuant to Sections 242 and 245 of the General Corporation Law
                           of the State of Delaware)

     Immersion Corporation Delaware, a corporation organized and existing under the General Corporation Law of the State of Delaware on August 26, 1999, (the "Corporation") certifies as follows:

     1. The Corporation's Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors and sole stockholder by written consent in accordance with Sections 242 and 245 of the General Corporation Law.

     2. The Corporation's Certificate of Incorporation is restated to read in full as follows:

     FIRST:    The name of the Corporation is Immersion Corporation Delaware.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is Incorporating Services, Ltd., 15 East North Street, in the City of Dover, County of Kent. The name of the registered agent at that address is Incorporating Services, Ltd.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH:

     A. The Corporation is authorized to issue a total of 108,525,759 shares of stock in two classes designated respectively "Preferred Stock" and "Common Stock". The total number of shares of all series of Preferred Stock that the Corporation shall have the authority to issue is 8,525,759 and the total number of shares of Common Stock that the Corporation shall have the authority to issue is 100,000,000. All of the authorized shares shall have a par value of $0.001.

               The shares of Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued series of Preferred Stock, and to fix the number of shares of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

        FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

        A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

        B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

        C. On and after the closing date of the first sale of the Corporation's Common Stock pursuant to a firmly underwritten registered public offering (the "IPO"), any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Prior to such sale, unless otherwise provided by law, any action which may otherwise be taken at any meeting of the stockholders may be taken without a meeting and without prior notice, if a written consent describing such actions is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

        D. Special meetings of stockholders of the Corporation may be called only (1) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or (2) by the holders of not less than ten percent (10%) of all of the shares entitled to cast votes at the meeting.

        SIXTH:

        A. The number of directors shall initially be set at five (5) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Upon the closing of the IPO, the directors shall be divided into three classes with the term of office of the first class (Class I) to expire at the first annual meeting of the stockholders following the IPO; the term of office of the second class (Class II) to expire at the second annual meeting of stockholders held following the IPO; the term of office of the third class (Class III) to expire at the third annual meeting of stockholders; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in Article SIXTH, Section C below may be filled at a special meeting of the stockholders held for that purpose. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

        B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders as provided in Article SIXTH, Section A above. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

        SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

        EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law,
                      (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                      If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                      Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

        NINTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH.

        IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate to be signed by a duly authorized officer on this ______ day of September, 1999.

                                        IMMERSION CORPORATION DELAWARE

                                        By:
                                           -------------------------------
                                           Louis Rosenberg, Ph.D.,
                                           Chief Executive Officer

                         IMMERSION CORPORATION DELAWARE

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                               OF THE TERMS OF THE
            SERIES A, SERIES B, SERIES C AND SERIES D PREFERRED STOCK

               (Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware)

        We, the President and the Secretary, respectively, of Immersion Corporation Delaware, organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

        That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on August 30, 1999, adopted the following resolution creating (i) a series of 618,500 shares of Preferred Stock designated as Series A Preferred Stock, (ii) a series of 115,834 shares of Preferred Stock designated as Series B Preferred Stock (iii) a series of 1,070,357 shares of Preferred Stock designated as Series C Preferred Stock, and (iv) a series of 1,721,068 shares of Preferred Stock designated as Series D Preferred Stock.

        RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, series of Preferred Stock of the Corporation be and they hereby are created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

        Designation and Amount. The first series of Preferred Stock shall be designated Series A Preferred Stock and shall be comprised of 618,500 shares. The second series of Preferred Stock shall be designated Series B Preferred Stock and shall be comprised of 115,834 shares. The third series of Preferred Stock shall be designated Series C Preferred Stock and shall be comprised of 1,070,357 shares. The fourth series of Preferred Stock shall be designated Series D Preferred Stock and shall be comprised of 1,721,068 shares.

        Relative rights, preferences, privileges and restrictions granted to or imposed upon the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (collectively, the "Preferred Stock") are as follows:

        Section 1.    Voting Rights.

        Section 1.1 Except as otherwise required by law or as set forth herein, the shares of Series A, Series B, Series C and Series D Preferred Stock shall be voted equally and together with the shares of the Corporation's Common Stock at any annual or special meeting of shareholders of the Corporation, or may act by written consent in the same manner as the

Corporation's Common Stock, upon the following basis: each holder of shares of Series A, Series B, Series C and Series D Preferred Stock shall be entitled to such number of votes for the Series A, Series B, Series C and Series D Preferred Stock held by him on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the whole number of shares of the Corporation's Common Stock into which all of his shares of Series A, Series B, Series C and Series D Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

        Section 2.    Protective Provisions.

        Section 2.1 If any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of more than fifty percent (50%) of the total number of shares of Series C Preferred Stock then outstanding, voting together as a single class, undertake any of the following actions: (a) amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the Series C Preferred Stock; or (b) authorize, create or issue shares of any class of stock having rights, preferences, privileges or powers superior to that of the Series C Preferred Stock; or (c) reclassify any outstanding shares of any class of stock into shares having rights, preferences, privileges or powers as to dividends or assets senior to the preferences, rights, privileges or powers of the Series C Preferred Stock; or (d) amend the Corporation's Restated Articles to adversely affect the rights, preferences, privileges or powers of the Series C Preferred Stock; provided, however, that any amendment to the Corporation's Restated Articles authorizing any class of stock having rights, preferences, privileges or powers on parity with the Series C Preferred Stock shall not be deemed to adversely affect the rights of the Series C Preferred Stock, respectively.

        Section 2.2 If any shares of Series D Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of more than fifty percent (50%) of the total number of shares of Series D Preferred Stock then outstanding, voting together as a single class, undertake any of the following actions: (a) amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the Series D Preferred Stock; or (b) authorize, create or issue shares of any class of stock having rights, preferences, privileges or powers superior to that of the Series D Preferred Stock; or (c) reclassify any outstanding shares of any class of stock into shares having rights, preferences, privileges or powers as to dividends or assets senior to the preferences, rights, privileges or powers of the Series D Preferred Stock; or (d) amend the Corporation's Restated Articles to adversely affect the rights, preferences, privileges or powers of the Series D Preferred Stock; provided, however, that any amendment to the Corporation's Restated Articles authorizing any class of stock having rights, preferences, privileges or powers on parity with the Series D Preferred Stock shall not be deemed to adversely affect the rights of the Series D Preferred Stock, respectively.

        Section 3.    Dividends.

        Section 3.1 The holders of the then outstanding Series A, Series B, Series C and Series D Preferred Stock shall be entitled to receive in any fiscal year, prior and in preference to any distribution of dividends to the holders of the Common Stock, when, as and if, declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate of $0.02, $0.06, $0.14, and $0.33 per annum per share, respectively on a pari passu basis, as adjusted for any consolidations, combinations, stock distributions, stock dividends, stock splits or similar events (each a "Recapitalization Event"). The right to such dividends on the Series A, Series B, Series C and Series D Preferred Stock shall not be cumulative and no right shall accrue to holders of Series A, Series B, Series C or Series D Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividends bear or accrue interest. Dividends may be declared or paid upon shares of Common Stock in any fiscal year of the Corporation only if dividends shall have been paid to or declared and set apart upon, as the case may be, all shares of Series A, Series B, Series C and Series D Preferred Stock at such annual rate for each quarter of such fiscal year of the Corporation including the quarter in which such dividends upon common shares are declared. No dividends shall be paid on any Common Stock unless an equal dividend is paid with respect to all outstanding shares of Series A, Series B, Series C and Series D Preferred Stock in an amount for each such share of Series A, Series B, Series C and Series D Preferred Stock equal to the aggregate amount of such dividends for all Common Stock into which each such share of Series A, Series B, Series C and Series D Preferred Stock could then be converted.

        Section 3.2 Each holder of Series A, Series B, Series C or Series D Preferred Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the General Corporation Law of the State of California, to (i) distributions made by the Corporation in connection with the repurchase of Common Stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for such repurchase and (ii) the use of up to two million dollars ($2,000,000) from the sale of Series D Preferred Stock to purchase outstanding shares of the Company's Common Stock or Preferred Stock at the fair market value of the Common Stock as determined by the Board of Directors of the Company.

        Section 4.    Redemption Rights

        Section 4.1 At any time on or after June 4, 2002, this Corporation shall, upon receipt of the written request (the "Redemption Request") of the holders of at least a majority of the Series C Preferred Stock then outstanding, redeem for cash out of any funds legally available therefor ratably from holders thereof, on or before each of the relevant Redemption Dates (as defined below), that number of shares of Series C Preferred Stock equal to one-fourth of the number of such shares outstanding on the first Redemption Date. Redemptions of each share of Series C Preferred Stock pursuant to this Section 4.1 shall be made at the price originally paid by the holders of Series C Preferred Stock (and without interest as adjusted for any Recapitalization Event) for such Series C Preferred Stock, plus an amount equal to the amount of all declared but unpaid dividends as of the relevant Redemption Date payable in accordance with
Section 3.1
above on each such share to be redeemed. The total amount to be paid with respect to each share of Series C Preferred Stock is hereinafter referred to as the "Redemption Price."

        Section 4.2 The Redemption Request shall set forth the requested date of the redemption, which date in no event shall be fewer than twenty (20) days nor more than sixty (60) days after the date of the Redemption Request, or such later date as the holders of at least a majority of the then outstanding Series C Preferred Stock agree to in writing. Such date and the six (6) month, twelve
(12) month, and eighteen (18) month anniversaries thereof are referred to herein collectively as the "Redemption Dates" and individually as a "Redemption Date." Within ten (10) days of the Redemption Request, this Corporation shall give written notice by mail, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is deposited in the mail) of the Series C Preferred Stock to be redeemed, at the address last shown on the records of this corporation for such holder or given by the holder to this Corporation for the purpose of notice, or if no such address appears or is given, at the place where the principal executive office of this Corporation is located, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the applicable Redemption Date, the applicable Redemption Price, the place at which payment may be obtained and the date on which such holder's Conversion Rights as to such shares terminate and calling upon such holder to surrender to this Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). On or after such Redemption Date, each holder of Series C Preferred Stock to be redeemed shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

        Section 4.3 From and after the applicable Redemption Date, unless there shall have been a default in payment of the applicable Redemption Price, all dividends on the Series C Preferred Stock designated for redemption in the Redemption Notice shall cease to accrue, all rights of the holders of such shares as holders of the Series C Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of Series C Preferred Stock on any Redemption Date are insufficient to redeem the total number of Series C Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. The shares of Series C Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of the Series C Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

        Section 5.  Liquidation Preference.

        Section 5.1 In the event of the liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, distributions to the shareholders of the Corporation shall be made in the following manner:

                      (a) The holders of Series C and Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation, on a pari passu basis, for each share of Series C or Series D Preferred Stock then held by them, first, prior and in preference to any distribution to the holders of the Series A and Series B Preferred Stock, and the Common Stock, an amount equal to $1.40 per share of Series C Preferred Stock and $3.37 per share of Series D Preferred Stock (as adjusted for Recapitalization Events) plus an amount equal to all declared and unpaid dividends with respect thereto. If upon the occurrence of such event, the assets and funds available for distribution are insufficient to permit the payment to the holders of Series C and Series D Preferred Stock the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution to shareholders will be distributed among the holders of the Series C and Series D Preferred Stock ratably in proportion to the full preferential amount which they would be entitled to receive pursuant to the preceding sentence of this Section 5.1(a).

                      (b) After payment has been made to the holders of Series C and Series D Preferred Stock of the full preferential amounts to which they shall be entitled, if any, as aforesaid, the holders of the Series A and Series B Preferred Stock then outstanding shall be entitled to be paid, pari passu, out of the assets of the Corporation, for each share of Series A or Series B Preferred Stock then held by them, first, prior and in preference to any distribution to the holders of the Common Stock, and amount equal to (A) $0.40 per share for the Series A Preferred Stock and $6.00 per share for the Series B Preferred Stock (as adjusted for Recapitalization Events) plus (B) an amount equal to all declared and unpaid dividends with respect thereto.

                      (c) After payment has been made to the holders of the Series A, Series B, Series C and Series D Preferred Stock of the full preferential amounts to which they shall be entitled, if any, as aforesaid and until the holders of the Series C and Series D Preferred Stock then outstanding have received an additional $1.40 and $2.02 per share of Series C and Series D Preferred Stock, respectively (as adjusted for Recapitalization Events), the holders of the Common Stock and the Series C and Series D Preferred Stock shall be entitled to receive, pro rata, the remaining assets of the Corporation available for distribution to shareholders, based on the number of shares of Common Stock then held, with each share of Series C and Series D Preferred Stock treated as the number of shares of Common Stock into which such share of Preferred Stock is then convertible.

                      (d) After payment has been made to the holders of the Series C and Series D Preferred Stock and holders of Common Stock pursuant to
Section 5.1(c), the holders of Common Stock shall be entitled to receive, pro rata, the remaining assets of the Corporation available for distribution to shareholders, based on the number of shares of Common Stock then held.

               Section 5.2 Events Deemed to be Liquidation.

                      (a) For the purposes of this Section 5 and with respect to the Series A and Series B Preferred Stock, (i) a consolidation or merger of the Corporation with or into any other corporation or corporations (other than a wholly-owned subsidiary) in which the shareholders of the Corporation immediately prior to such transaction hold fifty percent (50%) or less of the total voting power for the election of directors of the acquiring or surviving entity immediately following the transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation or (iii) the consummation of any transaction or series of related transactions which results in the Corporation's shareholders immediately prior to such transaction holding fifty percent (50%) or less of the voting power of the acquiring or surviving entity immediately following the transaction (each such event is hereinafter defined as a "Corporate Sale") shall not be deemed to be a liquidation, dissolution or winding up.

                      (b) For purposes of this Section 5 and with respect to the Series C and Series D Preferred Stock, a Corporate Sale shall be deemed a liquidation, dissolution or winding up.

        Section 6.   Conversion Rights.

        Section 6.1  Conversion of Series A and Series B Preferred Stock.

                     (a) Optional Conversion. Each share of Series A and Series B Preferred Stock will be convertible, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Series A and Series B Preferred Stock, into Common Stock. The number of shares of Common Stock into which each share of Series A Preferred Stock will be converted will be equal to $0.40 divided by the Series A Conversion Price (as hereafter defined) such conversion ratio being referred to as the "Series A Conversion Rate." The initial Series A Conversion Price will be $0.40 and the initial Series A Conversion Rate shall be one-to-one. The number of shares of Common Stock into which each share of Series B Preferred Stock will be converted will be equal to $6.00 divided by the Series B Conversion Price (as hereafter defined) such conversion ratio being referred to as the "Series B Conversion Rate." The initial Series B Conversion Price will be $6.00 and the initial Series B Conversion Rate shall be one-to-one. Any decrease or increase of the Series A Conversion Price or Conversion Rate, or the Series B Conversion Price or Conversion Rate as described in this Section F will cause an increase or decrease in the conversion rate or conversion price accordingly.

                      (b) Automatic Conversion of the Series A and Series B Preferred Stock. Each share of Series A and Series B Preferred Stock will be converted into shares of Common Stock at the then effective Series A Conversion Rate or Series B Conversion Rate:

                      (i) immediately upon the closing of the sale of stock pursuant to a registration statement under the Securities Act of 1933, as amended, (the "Securities Act") for an underwritten public offering (other than a registration on Form S-8, Form S-4 or comparable or successor forms) covering the Corporation's Common Stock which results in aggregate cash proceeds (prior to underwriters' commissions and expenses) to the Corporation of more than $5,000,000, and which has a public offering price of not less than $3.60 per share (as appropriately adjusted for stock splits, combinations, reclassifications and the like);

                      (ii) immediately upon the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a class; or

                      (iii) on the date that less than twenty percent (20%) of the highest number of the total number of shares of Series A Preferred Stock and Series B Preferred Stock that have been outstanding at any time remain outstanding.

                      (c) Adjustment for Dividends, Distributions, Subdivisions or Combinations of Common Stock. In the event the Corporation at any time or from time to time after the date hereof (a) effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Series A Preferred Stock and its outstanding Series B Preferred Stock or (b) issues a dividend or other distribution of additional shares of Common Stock or other securities or rights (collectively hereinafter referred to as "Common Stock Equivalents") convertible into or entitling the holder thereof to receive additional shares of Common Stock without payment of any consideration by such holder for such Common Stock Equivalents or the additional shares of Common Stock, then the existing Series A Conversion Price and Series B Conversion Price will be decreased or increased proportionately.

                      (d) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for in Section 5), provision shall be made so that the holders of the Series A and Series B Preferred Stock will thereafter be entitled to receive upon conversion of the Series A and Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6.1 with respect to the rights of the holders of the Series A and Series B Preferred Stock after the recapitalization to the end that the provisions of this Section 6.1 (including adjustment of the Series A and Series B Conversion Price then in effect and the number of shares issuable upon conversion of the Series A or Series B Preferred Stock) shall be applicable after that event in as nearly an equivalent manner as may be practicable.

                      (e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Rate or Series B Conversion Rate pursuant to this Section 6, the Corporation at its expense promptly will compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A or Series B Preferred Stock, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation, upon the written request at any time of any holder of Series A or Series B Preferred Stock, will furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A or Series B Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A or Series B Preferred Stock held by such holder.

        Section 6.2 Conversion of Series C and Series D Preferred Stock.

                      (a) Conversion. The holders of the Series C and Series D Preferred Stock have conversion rights as follows (the "Conversion Rights"):

                      (i) Right to Convert Series C Preferred. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Series C Conversion Value (as defined below) by the Series C Conversion Price (as defined below) per share in effect for such series at the time of conversion. The initial Series C Conversion Price per share of the Series C Preferred shall be $1.40, and the Series C Conversion Value per share of the Series C Preferred shall be $1.40. The initial Series C Conversion Price per share of the Series C Preferred Stock shall be subject to adjustment from time to time as provided in Section 6.2(a)(iv) hereof. Upon conversion, all declared and unpaid dividends on the Series C Preferred Stock shall be paid in cash, to the extent legally permitted.

                      (ii) Right to Convert Series D Preferred. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Series D Conversion Value (as defined below) by the Series D Conversion Price (as defined below) per share in effect for such series at the time of conversion. The initial Series D Conversion Price per share of the Series D Preferred shall be $3.37 and the Series D Conversion Value per share of the Series D Preferred shall be $3.37. The initial Series D Conversion Price per share of the Series D Preferred Stock shall be subject to adjustment from time to time as provided in Section 6.2(a)(iv) hereof. Upon conversion, all declared and unpaid dividends on the Series D Preferred Stock shall be paid in cash, to the extent legally permitted.

                      (iii) Automatic Conversion of Series C and Series D Preferred Stock. Each share of Series C and Series D Preferred Stock will be converted into shares of Common Stock at the then effective Series C Conversion Price and Series D Conversion Price, respectively, immediately upon the closing of the sale of stock pursuant to a registration statement under the Securities Act for an underwritten public offering (other than a registration on Forms S-8, Form S-4 or comparable or successor forms) covering the Corporation's Common

Stock (an "Offering") which results in aggregate cash proceeds to the Corporation of more than $10,000,000 and which has a public offering price of not less than $7.00 per share (as adjusted for Recapitalization Events).

                             (iv) Adjustments to Conversion Price of Series C
and Series D Preferred Stock.

                                    (1)     Special Definitions.  For purposes
of this Section 6.2(a)(iii), the following definitions shall apply:

                                       (A)    "Options" shall mean rights,
options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                                            (B) "Convertible Securities" shall
mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

                                            (C) "Additional Shares of Common"
shall mean all shares of Common Stock issued (or, pursuant to Section 6.2(a)(iv)(3) below, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                                  (I)    upon conversion of
shares of Series A, Series B, Series C and Series D Preferred Stock;

                                                   (II) upon exercise of
warrants to purchase an aggregate of (i) 228,250 shares of Common Stock, (ii) 7,500 shares of Series A Preferred Stock, and (iii) 18,000 shares of Series C Preferred Stock outstanding as of the Original Issue Date (as adjusted for Recapitalization Events);

                                                   (III) to officers, directors
or employees of, or consultants to, the Corporation pursuant to a stock grant, option plan or purchase plan or other employee stock incentive program or agreement approved by the Board, not to exceed 7,400,000 shares, inclusive of the 3,549,596 shares subject to outstanding options and the 1,365,172 shares issued upon exercise of outstanding options but net of repurchases, cancellations, terminations and expirations, since the Original Issue Date (as adjusted for Recapitalization Events);

                                                   (IV) in connection with the
acquisition by the Company of another business entity or majority ownership thereof, provided that (A) such entity is not an affiliate (any person or entity controlling, controlled by or under common control with the Company, an "Affiliate") of any director, officer or other natural person who is an Affiliate of the Company (a "Control Person") other than in such Control Person's capacity as an officer, director or shareholder of the Company and such Control Person does not have a material interest in such entity other than as an officer, director or shareholder of the Company, or

(B) such issuances of Common Stock issued or issuable are made in a bona fide arm's length transaction as determined by the Board of Directors of the Company;

                                                   (V) in an amount up to
750,000 shares of Common Stock (as adjusted for Recapitalization Events), in connection with any lease financing transaction approved by the Company's Board of Directors;

                                                   (VI)   as a dividend or
distribution on Series A, Series B, Series C or Series D Preferred Stock;

                                                   (VII) upon exercise of
nonqualified stock options outstanding as of the Original Issue Date to purchase 100,000 shares of Common Stock (as adjusted for Recapitalization Events);

                                                   (VIII) by way of dividend or
other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common by the foregoing clauses (I) through (VII) or this clause (VIII); or

                                                   (IX) solely for purposes of
calculating adjustments to the Series D Conversion Price, Additional Shares of Common shall also exclude all shares of Common Stock issued or issuable in an amount up to 800,000 shares of Common Stock (as adjusted for Recapitalization Events), issued in connection with strategic investment and/or the acquisition of technology approved by the Company's Board of Directors.

                                            (D)   "Original Issue Date" shall
mean August 26, 1999.

                      (2) No Adjustment of Conversion Price. No adjustment in the Series C or Series D Conversion Price shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Series C or Series D Conversion Price, as applicable, in effect on the date of, and immediately prior to, such issue.

                      (3)     Deemed Issue of Additional Shares of Common.

                              (A) Options and Convertible Securities. In the
event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the exercise of such Options and conversion or exchange of such Convertible Securities shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common shall not be deemed to have been issued unless the
                                       10
consideration per share (determined pursuant to Section 6.2(a)(iv)(5) hereof) of such Additional Shares of Common would be less than the Series C or Series D Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

                                         (I) except as provided in Section
6.2(a)(iv)(3)(II) below, no further adjustment in the Series C or Series D Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                         (II) if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (other than under or by reason of provisions designed to protect against dilution), a Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                                         (III) no readjustment pursuant to
clause (II) above shall have the effect of increasing the Series C or Series D Conversion Price to an amount which exceeds the lower of (1) the Series C or Series D Conversion Price on the original adjustment date or (2) the Series C or Series D Conversion Price that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date.

                              (B) Stock Dividends and Subdivisions. In the event
the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock, or effect a split or subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common shall be deemed to have been issued:

                                                 (I)    in the case of any
such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or

                                                (II)   in the case of any such
subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

                                    (4)     Adjustment of Conversion Price Upon
Issuance of Additional Shares of Common. In the event this Corporation shall issue Additional Shares of

Common (including Additional Shares of Common deemed to be issued pursuant to Section 6.2(a)(iv)(3)) without consideration or for a consideration per share less than the Series C or Series D Conversion Price in effect on the date of and immediately prior to such issue (such issuance price being referred to herein as the "Dilution Price"), then and in each such event the Series C or Series D Conversion Price, as applicable, shall be reduced to a price (calculated to the nearest cent) determined by multiplying such Series C or Series D Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Series C or Series D Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued; provided that, for the purposes of this Section 6.2(a)(iv)(4), all shares of Common Stock issuable upon conversion of all outstanding Preferred Stock, and other Convertible Securities and all outstanding Options (provided such Options have an exercise price below the Series C or Series D Conversion Price immediately prior to such issue) shall be deemed to be outstanding, and, immediately after any Additional Shares of Common are deemed issued pursuant to
Section 6.2(a)(iv)(3), such Additional Shares of Common shall be deemed to be outstanding.

                                    (5)     Determination of Consideration.
For purposes of this Section 6.2(a)(iv), the consideration received by the Corporation for the issue of any Additional Shares of Common shall be computed as follows:

                                            (A)    Cash and Property:  Such
consideration shall:

                                                   (I)    insofar as it
consists of cash, be computed at the aggregate amount of cash received by the Corporation;

                                                   (II) insofar as it consists
of property other than cash, be computed at the fair value thereof at the time of such issue, as determined by Board in the good faith exercise of its reasonable business judgment; and

                                                   (III) in the event Additional
shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

                                            (B)    Options and Convertible

                                            (I)    the total amount, if any,
received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                                   (II) the maximum number of
shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                            (C)    Stock Dividends and Stock
Subdivisions. Any Additional Shares of Common deemed to have been issued, relating to stock dividends and stock splits or subdivisions, shall be deemed to have been issued for no consideration.

                                    (6)     Other Adjustments to Series C and
Series D Conversion Price.

                                            (A)    Subdivisions, Combinations,
or Consolidations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided, combined or consolidated, by stock split, stock dividend, combination or like event, into a greater or lesser number of shares of Common Stock after the Original Issue Date, the Series C and the Series D Conversion Price in effect immediately prior to such subdivision, combination, consolidation or stock dividend shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted.

                                            (B)    Distributions Other Than
Cash Dividends Out of Retained Earnings. In case the Corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), then, in each such case, the holders of shares of Series C and Series D Preferred Stock shall, concurrently with the distribution to holders of Common Stock, receive a like distribution based upon the numbers of shares of Common Stock into which the Series C and Series D Preferred Stock is then convertible.

                                            (C)    Reclassifications. In the
case, at any time after the date hereof, of any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or Corporate Sale (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock), the shares of the Series C and Series D Preferred Stock shall, after such reorganization, reclassification or Corporate Sale, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification or Corporate Sale, the holder had converted the holder's shares of the Series C and Series D Preferred Stock into Common Stock. The provisions of this Section 6.2(a)(iv)(6)(C) shall similarly apply to successive reorganizations, reclassifications, consolidations or Corporate Sales.

                      (b)    Certificate as to Adjustments. Upon the
occurrence of each adjustment or readjustment of the Series C or Series D Conversion Price pursuant to this Section 6.2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C and/or Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C or Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price of the Series C or Series D Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series C or Series D Preferred Stock.

        Section 6.3 No Fractional Shares. No fractional shares of Common Stock will be issued upon conversion of Series A, Series B, Series C or Series D Preferred Stock and any fractional share which otherwise would result from conversion by a holder of all of his shares of Series A, Series B, Series C or Series D Preferred Stock will be redeemed by payment in an amount equal to such fraction of the then effective Series A, Series B, Series C or Series D Conversion Price as promptly as funds legally are available therefor.

        Section 6.4 Mechanics of Conversion. Before any holder of Series A, Series B, Series C or Series D Preferred Stock will be entitled to convert the same into shares of Common Stock, he will surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A, Series B, Series C or Series D Preferred Stock, and he will give written notice to the Corporation stating the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation, as soon as practicable thereafter, will issue and deliver at such office to such holder of Series A, Series B, Series C or Series D Preferred Stock or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he will be entitled as aforesaid. Such conversion will be deemed to have been made, in the event of automatic conversion, immediately prior to the close of business on the date of the event of conversion or, in the event of voluntary conversion, immediately prior to the close of business on the date when the Corporation receives a holder's certificate or certificates for Series A, Series B, Series C or Series D Preferred Stock and any other documents or instruments required hereunder or by applicable law, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion will be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

        Section 6.5 No Impairment. The Corporation, whether by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but at all times in good faith will assist in the carrying out of all of such action as may be necessary or appropriate in order to protect the conversion rights pursuant to this Section 6 of the holders of Series A, Series B, Series C and Series D Preferred Stock against impairment.

        Section 6.6 Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any Common Stock Equivalents or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation will mail to each holder of Series A, Series B, Series C or Series D Preferred Stock at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

        Section 6.7 Reservation of Stock Issuable Upon Conversion. The Corporation at all times will reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A, Series B, Series C or Series D Preferred Stock such number of its shares of Common Stock as from time to time will be sufficient to effect the conversion of all then outstanding shares of Series A, Series B, Series C and Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all then outstanding shares of Series A, Series B, Series C and Series D Preferred Stock, in addition to such other remedies as may be available to the holders of Series A, Series B, Series C and Series D Preferred Stock for such failure, the Corporation will take such corporate action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

1. Section 6.8 Notices. Any notices required by the provisions of this Section 6 to be given to the holders of shares of Series A, Series B, Series C or Series D Preferred Stock must be in writing and will be deemed given upon personal delivery, one day after deposit with a reputable overnight courier service for overnight delivery or after transmission by facsimile telecopier with confirmation of successful transmission, or five days after deposit in the United States mail, by registered or certified mail postage prepaid, or upon actual receipt if given by any other method, addressed to each holder of such record at his address appearing on the books of the Corporation.

        IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this _____ day of ________________, 1999.


                              -----------------------------------------------
                              Louis Rosenberg, Chief Executive Officer

                              -----------------------------------------------
                              Bruce Schena, Secretary

                          CERTIFICATE OF ELIMINATION OF

          SERIES A, SERIES B, SERIES C AND SERIES D PREFERRED STOCK OF

                              IMMERSION CORPORATION


                     (Pursuant to Section 151 of the General
                   Corporation Law of the State of Delaware)

        Immersion Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), certifies as follows:

        FIRST: Article FOURTH of the Certificate of Incorporation of the Corporation authorizes the issuance of 8,525,759 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of which 618,500 shares have been designated Series A Preferred Stock, 115,834 shares have been designated Series B Preferred Stock, 1,070,357 shares have been designated Series C Preferred Stock and 1,721,068 shares have been designated Series D Preferred Stock pursuant to a Certificate of Designations filed pursuant to Section 151 of the General Corporation Law of the State of Delaware.

        SECOND: The following resolution was adopted on ____________, 1999 by the Board of Directors of the Corporation as required by Section 151(g) of the General Corporation Law of the State of Delaware:

        RESOLVED, that none of the authorized shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are outstanding and no shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock will be issued subject to the Certificate of Designations previously filed with respect to such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

        THIRD: Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, all matters set forth in the Certificate of Designations with respect to such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are hereby eliminated from the Certificate of Incorporation.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer this ____ day of September, 1999.

                               IMMERSION CORPORATION

                               By:
                                 --------------------------------------------

                               Its:

                                 --------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is entered into as of ____________________, 1999 by and between Immersion Corporation a California corporation ("Immersion California"), and Immersion Corporation Delaware, a Delaware corporation ("Immersion Delaware").

                                   WITNESSETH:

        WHEREAS, Immersion Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

        WHEREAS, Immersion California is a corporation duly organized and existing under the laws of the State of California;

        WHEREAS, on the date of this Merger Agreement, Immersion Delaware has authority to issue 100,000,000 shares of Common Stock, par value $0.001 per share (the "Immersion Delaware Common Stock"), of which 100 shares are issued and outstanding and owned by Immersion California and 8,525,759 shares of Preferred Stock, par value $0.001 per share (the "Immersion Delaware Preferred Stock), of which no shares are issued or outstanding;

        WHEREAS, on the date of this Merger Agreement, Immersion California has authority to issue 100,000,000 shares of Common Stock (the "Immersion California Common Stock"), of which 7,400,819 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock (the "Immersion California Preferred Stock"), of which 3,492,923 shares are issued and outstanding;

        WHEREAS, the respective Boards of Directors for Immersion Delaware and Immersion California have determined that, for the purpose of effecting the reincorporation of Immersion California in the State of Delaware, it is advisable and to the advantage of said two corporations and their shareholders that Immersion California merge with and into Immersion Delaware upon the terms and conditions herein provided; and

        WHEREAS, the respective Boards of Directors of Immersion Delaware and Immersion California, the shareholders of Immersion California, and the sole stockholder of Immersion Delaware have adopted and approved this Merger Agreement;

        NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Immersion California and Immersion Delaware hereby agree to merge as follows:

        1. Merger. Immersion California shall be merged with and into Immersion Delaware, and Immersion Delaware shall survive the merger ("Merger"), effective upon the date when this Merger Agreement is made effective in accordance with applicable law (the "Effective Date").

        2. Governing Documents. The Amended and Restated Certificate of Incorporation of Immersion Delaware (the "Certificate of Incorporation") shall continue to be the Certificate of Incorporation of Immersion Delaware as the surviving Corporation. Article FIRST of the Restated Certificate of Incorporation of Immersion Delaware shall be amended to read as follows:

        FIRST:  The name of the Corporation is Immersion Corporation.

        The Bylaws of Immersion Delaware, in effect on the Effective Date, shall continue to be the Bylaws of Immersion Delaware as the surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

        3. Directors and Officers. The directors and officers of Immersion California shall become the directors and officers of Immersion Delaware upon the Effective Date and any committee of the Board of Directors of Immersion California shall become the members of such committees for Immersion Delaware.

        4. Succession. On the Effective Date, Immersion Delaware shall succeed to Immersion California in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

        5. Further Assurances. From time to time, as and when required by Immersion Delaware or by its successors and assigns, there shall be executed and delivered on behalf of Immersion California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Immersion Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Immersion California, and otherwise to carry out the purposes of this Merger Agreement and the officers and directors of Immersion Delaware are fully authorized in the name and on behalf of Immersion California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

        6.     Stock of Immersion California.

               a. Common Stock. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each one (1) share of Immersion California Common Stock outstanding immediately prior thereto shall be changed and converted into 0.807 fully paid and nonassessable share of Immersion Delaware Common Stock.

               b. Preferred Stock. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, (i) each one
(1) share of Immersion California Series A Preferred and Series B Preferred outstanding immediately prior thereto shall be changed and converted into 4.035 fully paid and nonassessable equivalent shares of Immersion Delaware Series A Preferred or Series B Preferred Stock and (ii) each one share of Series C Preferred Stock and Series D Preferred Stock outstanding immediately prior thereto shall be changed and converted into 0.807 fully paid and nonassessable equivalent share of Immersion Delaware Series C or Series D Preferred Stock.

               c. Fractional Shares. No fractional shares which a Immersion Delaware stockholder would otherwise be entitled to receive by reason of the exchange of Immersion California stock for Immersion Delaware stock shall be issued. In lieu of any fractional shares to which a holder would otherwise be entitled, Immersion Delaware shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock on the Effective Date as determined by the Board of Directors of Immersion Delaware and for the Preferred Stock, such fraction multiplied by the Conversion Prices as defined in Article FOURTH, subparagraph 4(a) of this Certificate of Incorporation.

        7. Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of Immersion California stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Immersion Delaware stock into which the shares of Immersion California stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of Immersion Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Immersion Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Immersion Delaware stock evidenced by such outstanding certificate as above provided.

        8. Options and Warrants. Upon the Effective Date, (i) each outstanding option, warrant to purchase common Stock, Series C Preferred Stock or Series D Preferred Stock or other right to purchase Common Stock, Series C Preferred Stock or Series D Preferred Stock of Immersion California, including those options granted under the 1994 Stock Option Plan and 1997 Stock Option Plan (collectively, the "Option Plan") of Immersion California, shall be converted into and become an option, warrant, or right to purchase the number of shares of Immersion Delaware stock determined by multiplying the number of shares of Immersion California subject to the option, warrant or right to purchase by 0.807, rounded down to the nearest whole number, at a price per share equal to the exercise price of the option, warrant or right to purchase Immersion California stock divided by 0.807, rounded down to the nearest whole cent, and upon the same terms and subject to the same conditions as set forth in the Option Plan and other plan or agreement entered into by Immersion California pertaining to such options, warrants, or rights and (ii) each outstanding warrant to purchase Series A or Series B Preferred Stock of Immersion California shall be converted into and become a warrant to purchase the equivalent number of shares of Series A Preferred Stock or Series B Preferred Stock of Immersion Delaware stock determined by multiplying the number of shares of Immersion California subject to the warrant by 4.035 rounded down to the nearest whole number, at a price per share equal to the exercise price of the warrant divided by 4.035, rounded down to the nearest whole cent, and upon the same terms and subject to the same conditions as set forth in the agreements entered into by Immersion California pertaining to the warrant. A number of shares of Immersion Delaware stock of the relevant class and series shall be reserved for purposes of (i) the options, warrants, and rights described in clause (i) of the preceding sentence equal to the number of shares of Immersion California stock so reserved as of the Effective Date multiplied by 0.807 and (ii) of the warrants described in clause (ii) of the preceding sentence equal to the number of shares of Immersion California stock of the relevant class and series so reserved as of the Effective Date multiplied by 4.035. As of the Effective Date, Immersion Delaware shall assume all obligations of Immersion California under agreements pertaining to such options, warrants and rights, including the Option Plans, and the outstanding options, warrants or other rights, or portions thereof, granted pursuant thereto.

        9. Other Employee Benefit Plans. As of the Effective Date, Immersion Delaware hereby assumes all obligations of Immersion California under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

        10. Outstanding Common Stock of Immersion Delaware. Forthwith upon the Effective Date, the One Hundred (100) shares of Immersion Delaware Common Stock presently issued and outstanding in the name of Immersion California shall be canceled and retired and resume the status of authorized and unissued shares of Immersion Delaware Common Stock, and no shares of Immersion Delaware Common Stock or other securities of Immersion Delaware shall be issued in respect thereof.

        11. Covenants of Immersion Delaware. Immersion Delaware covenants and agrees that it will, on or before the Effective Date:

               a. Qualify to do business as a foreign corporation in the State of California, and in all other states in which Immersion California is so qualified and in which the failure so to qualify would have a material adverse impact on the business or financial condition of Immersion Delaware. In connection therewith, Immersion Delaware shall irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code and under applicable provisions of state law in other states in which qualification is required hereunder.

               b. File any and all documents with the California Franchise Tax Board necessary to the assumption by Immersion Delaware of all of the franchise tax liabilities of Immersion California.

        12. Amendment. At any time before or after approval and adoption by the stockholders of Immersion California, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of Immersion Delaware and Immersion California to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

        13. Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Immersion California or Immersion Delaware or both, notwithstanding approval of this Merger Agreement by the sole stockholder of Immersion Delaware and the shareholders of Immersion California.

        14. Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

       IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the Board of Directors of Immersion California and Immersion Delaware, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

                             IMMERSION CORPORATION DELAWARE, a Delaware

                             corporation

                             By:
                              -----------------------------------------------

                             Louis Rosenberg, Chief Executive Officer

                             IMMERSION CORPORATION, a California
                             corporation

                             By:

                              -----------------------------------------------
                              Louis Rosenberg, Chief Executive Officer

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              IMMERSION CORPORATION

        Immersion Corporation, a Delaware corporation (the "Corporation"), hereby certifies:

1. That the Corporation's Board of Directors has duly adopted the following resolutions:

        RESOLVED, that the first paragraph of Article FOURTH of the Restated Certificate of Incorporation is hereby amended to read in full as follows:

               FOURTH:The Corporation is authorized to issue a total of 105,000,000 shares of stock in two classes designated respectively "Preferred Stock" and "Common Stock." The total number of shares of all series of Preferred Stock that the Corporation shall have the authority to issue is 5,000,000 and the total number of shares of Common Stock that the Corporation shall have the authority to issue is 100,000,000. All of the authorized shares shall have a par value of $0.001.

2. That the proposed amendment has been duly adopted by the Corporation's Board of Directors and sole stockholder in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by a duly authorized officer on this _____ day of ___________, 1999.

                                IMMERSION CORPORATION


                              -----------------------------------------------
                              Louis Rosenberg, Ph.D., Chief Executive
                              Officer